Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS THIRD-QUARTER 2016 FINANCIAL RESULTS
———————————
Results In-Line with Management Outlook

NASHVILLE, Tenn. (November 1, 2016) – Healthways (NASDAQ: HWAY) today announced financial results for the third quarter and nine months ended September 30, 2016.

Third-Quarter 2016 Financial Highlights

•	A 10.1% increase in revenues to $125.0 million from $113.5 million for the third quarter of 2015.

•	Net income from continuing operations of $4.8 million, or $0.12 per diluted share, compared to $13.0 million, or $0.35 per diluted share, for the third quarter of 2015.

•	Adjusted net income from continuing operations of $11.5 million, or $0.30 per diluted share (see pages 12-13 for a reconciliation of non-GAAP financial measures), which excludes:

o
Income tax expense of $15.6 million related to recording a tax provision for the first half of 2016 that was not previously required because in the first half of 2016 taxable profits from continuing operations were offset by tax benefits on losses from the now-discontinued operations.

o	Income tax benefits of $9.6 million due to a reversal of the deferred tax asset valuation allowance initially recorded in the fourth quarter of 2015;

o	Pre-tax costs of $1.1 million related to restructuring corporate support infrastructure.

Based upon profitable results from its continuing operations and evidence of continued profitability into the future, the Company has recorded a significant tax benefit in the third-quarter 2016 financial results from reversing valuation allowances against deferred tax assets. The Company now expects to return to a normalized effective tax rate of approximately 40%. Although the Company will record tax expense based upon the normalized effective tax rate, the Company expects that cash payments for taxes will be substantially offset by Net Operating Loss (NOL) carryforwards through 2017 and a portion of 2018. In the information that follows, the Company places emphasis on separating the portion of the third-quarter financial results from continuing operations from the portion that is recognized in the third quarter, but that is attributable to changes to the overall tax profile.

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HWAY Reports Third-Quarter Results

November 1, 2016

HEALTHWAYS, INC.
Financial Highlights
(In millions, except per-share data)
See pages 12-13 for a reconciliation of non-GAAP financial measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$125.0	$113.5	$376.1	$338.6
Per diluted share:
Adjusted net income from continuing operations, non-GAAP basis	$0.30	$0.35	$1.35	$1.01
Net loss attributable to income tax expense related to six months ended June 30, 2016	(0.41)	-	(0.42)	-
Net income attributable to reversal of deferred tax asset valuation allowance	0.25	-	0.25	-
Net loss attributable to corporate support infrastructure restructuring charges	(0.02)	-	(0.02)	-
Net loss attributable to CEO separation expenses	-	-	-	(0.08)
Net income from continuing operations, GAAP-basis [1]	$0.12	$0.35	$1.17	$0.93

1 Figures may not add due to rounding.

Additional Third-Quarter and Nine Months (YTD) 2016 Financial Highlights

•	Third-quarter 2016 EBITDA from continuing operations of $24.4 million compared to $28.2 million for the third quarter of 2015 (see pages 12-13 for a reconciliation of non-GAAP financial measures).

o
EBITDA from continuing operations of $24.4 million includes $1.1 million of restructuring costs, $0.7 million of business separation costs (that the Company outlined in its second quarter 2016 earnings release) and $1.9 million of colleague incentive compensation accruals. None of these costs were incurred in the third quarter of 2015.

•	YTD 2016 EBITDA from continuing operations of $75.6 million compared to $75.7 million for YTD 2015 (see pages 12–13 for a reconciliation of non-GAAP financial measures).

o
YTD 2016 EBITDA from continuing operations of $75.6 million includes $1.1 million of restructuring costs, $0.7 million of business separation costs (that the Company outlined in its second quarter 2016 earnings release) and $8.8 million of colleague incentive compensation accruals. None of these costs were incurred YTD in 2015. YTD 2015 EBITDA included $4.5 million of CEO separation expenses that are not repeated in YTD 2016 EBITDA.

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HWAY Reports Third-Quarter Results

November 1, 2016

"Our third-quarter and YTD financial results from continuing operations were quite consistent sequentially and illustrate the strength of the Company's Network Solutions business," said Donato Tramuto, Healthways Chief Executive Officer. "We continue to benefit from strong demand for our solutions in the Medicare Advantage, Medicare Supplemental and commercial health plan markets. After spending much of the third quarter visiting with many of our largest clients, we have gained a greater appreciation for the value those clients place on the outcomes of our solutions, our brands and the stickiness that those brands have with our clients' members. At the same time, we have been hard at work with our restructuring and business separation processes following the sale of our Total Population Health (TPH) business at the end of July. Excluding restructuring and business separation costs, EBITDA margin was 21% for the third quarter and stands at 20.6% YTD. We have achieved these results and at the same time are rewarding our colleagues, whose hard work and dedication deliver outstanding client and member satisfaction quarter after quarter. We are re-investing in the business and we are investing in our colleagues, who will help us capitalize on the excellent growth opportunities before us."

As previously announced, Healthways is incurring certain costs in the second half of 2016 to separate its Network Solutions business from the TPH business that it divested at the end of July. These costs relate primarily to the separation of IT and physical infrastructure, as well as corporate rebranding expenses and are now expected to total approximately $4 million to $5 million, compared with an initial estimate of $4 million to $6 million. The Company incurred $0.7 million of these costs in the third quarter.

The Company also initiated the previously announced restructuring of its corporate support infrastructure in the third quarter, which is now estimated to cost approximately $6 million to $7 million compared with an initial estimate of $5 million to $7 million. With $1.1 million of these costs incurred in the third quarter, the Company expects to incur the majority of the remaining costs in the fourth quarter and the balance in the first quarter of 2017. Beginning in 2017, this reorganization is expected to produce annualized cost savings of approximately $15 million to $16 million. Some of these savings - perhaps as much as half - are expected to be reinvested into business initiatives that will help drive increased growth.

Pre-Tax Losses and NOLs

Net income from discontinued operations for the third quarter of 2016 was $51.2 million, or $1.33 per diluted share. This includes three elements: (1) an incremental pre-tax loss of $38.7 million from discontinued operations on top of the loss estimated in the second quarter of 2016 upon classification of the TPH business as assets held for sale, qualifying as a discontinued operation; (2) losses of $15.5 million from the results of operations of the discontinued operations for July 2016; and (3) an income tax benefit of $105.3 million. The tax benefit reflects the full impact of ordinary losses incurred in connection with the sale of the TPH business that the Company estimated and recognized in the second quarter of 2016, without tax benefit, and that was finalized in the third quarter. The incremental pre-tax loss on the sale recognized in the third quarter included additional transaction costs, notably the $25 million payment to Sharecare, Inc. at the closing of the sale of the TPH business. The Company recognized approximately $117 million of NOL carryforwards during the third quarter of 2016 attributable to 2016 results. As of September 30, 2016, the Company now has a total of $188 million in NOLs available for use in future periods.

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HWAY Reports Third-Quarter Results

November 1, 2016

Debt Profile

The Company's ratio of total debt to trailing 12 months EBITDA at September 30, 2016, as calculated under its credit facility, increased as expected to approximately 2.4 from approximately 2.0 at June 30, 2016, had the ratio at June 30 been calculated under the Company's current credit facility. The Company expects that fourth-quarter EBITDA generation and significantly improved cash flow, compared with the third quarter, will result in debt reduction and that it will end 2016 with funded debt at approximately $215 million to $225 million.  The reduced level of funded debt is also due to the conversion of a $20 million convertible subordinated promissory note by CareFirst Holdings, LLC in exchange for 892,458 shares of Healthways common stock in October 2016.

Outlook

"We expect that our fourth-quarter operating results will be comparable within a modest range to the first three quarters of 2016 and that depreciation and amortization and interest expense will be reduced modestly as a percentage of revenue," Mr. Tramuto added. "With good visibility to this performance for the fourth quarter, we continue to expect to end 2016 with revenue greater than $500 million, EBITDA margins, excluding restructuring and business separation costs, above 20% and an organic revenue growth rate heading into 2017 in at least the upper-single digit range. In addition, we continue to believe that after the completion of our separation-related activities and expenses, the annualized savings from our corporate infrastructure restructuring work will drive the Company's EBITDA margin in 2017 to be solidly in excess of 20%, consistent with where it has been for many years in the Network Solutions business."

Executive Appointments

Mr. Tramuto continued, "We are well down the path to returning Healthways to consistent, predictable, profitable growth.  Healthways' 'A-B-C' strategy is designed to add new members and build engagement among current members in our existing three networks - SilverSneakers®, Prime® Fitness and Physical Medicine - while at the same time identifying ways to collaborate with partners to add new products and services that will leverage the value of our brand. In mid-September we announced our new organizational structure to support that strategy. Janet Calhoun, a 27-year Healthways veteran and our Chief Experience Officer (CXO), is leading a thorough analysis of member engagement opportunities and is implementing plans we believe will increase member participation. Since our mid-September announcement, we have added Ulya Khan as our Chief Operating and Product Officer. Ulya has experience developing and managing networks and is adept at building and leading high performing teams that deliver extraordinary results, which will be essential in the successful execution of our strategy moving forward."

Ulya Khan, Chief Operating and Product Officer, Biographical Information

Ulya Khan has been named Chief Operating and Product Officer, responsible for the end-to-end delivery of all services and products, effective September 30, 2016. In this role, Khan has oversight of Healthways' extensive network system, customer service, delivery of the three-primary service lines (SilverSneakers, Prime Fitness, and Physical Medicine) and human resources. Khan has more than 25 years of domestic and international experience building, managing and maintaining

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HWAY Reports Third-Quarter Results

November 1, 2016

networks, developing new product and business lines, executing merger integrations and transforming organizational culture. Prior to joining Healthways, Khan was the chief operating officer at Aptus Health and held leadership positions at Thomson Reuters and Wemanage Services.

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 6199906, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:
•	the Company's ability to estimate the costs associated with, and to implement and realize the anticipated benefits of, the sale and separation of its Total Population Health Services business;
•
the effectiveness of management's strategies and decisions, including the decision to sell the Total Population Health Services business and focus exclusively on the retained Network Solutions business;

•	the effectiveness of management's strategies and decisions to invest in the Network Services business;
•	the risks associated with recent changes in the Company's senior management team;
•	the Company's ability to sign and implement new contracts for its solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company's services;
•	the impact of any impairment of the Company's goodwill, intangible assets or other long-term assets;
•	the Company's ability to develop new products and deliver and report outcomes on those products;
•	the Company's ability to develop and enhance its technology solutions platform and/or other technologies to meet evolving customer and market needs;
•
the Company's ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company's industry and/or business and to accurately forecast the related impact on the Company's revenues and earnings;

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November 1, 2016

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•
the Company's ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company's programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve and reach mutual agreement with customers with respect to the contractually required performance metrics, cost savings and clinical outcomes improvements or to achieve such metrics, savings and improvements within the timeframes contemplated by the Company;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or protected health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company's resources;
•	the Company's ability to favorably resolve contract billing and interpretation issues with its customers;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	the Company's ability to obtain adequate financing to provide the capital that may be necessary to support its operations and to support or guarantee its performance under new contracts;
•	the ability of the Company's customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	counterparty risk associated with the Company's cash convertible notes hedges, interest rate swap agreements and foreign currency exchanged contracts;
•
the risks associated with valuation of the cash convertible notes hedges and the cash conversion derivative, which may result in volatility to the Company's consolidated statements of comprehensive income (loss) if these transactions do not completely offset one another;

•	the risks associated with certain derivatives carried at fair value, which may result in volatility to the Company's consolidated statements of comprehensive income (loss);
•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;
•	the impact of litigation involving the Company and/or its subsidiaries;

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HWAY Reports Third-Quarter Results

November 1, 2016

•
the impact on the Company's operations and/or demand for its services of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	current geopolitical turmoil, the continuing threat of domestic or international terrorism, and the potential emergence of a health pandemic or infectious disease outbreak; and
•
other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and other filings with the Securities and Exchange Commission

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways, Inc. (NASDAQ: HWAY) is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading fitness program for older adults, Prime® Fitness and Physical Medicine, Healthways is focused on targeted population health for those 50 and over. With more than 13.5 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and approximately 30 years of clinical and operational expertise in the management of physical medicine benefits, including chiropractic services, physical therapy, occupational therapy, speech therapy and complementary alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers.

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HWAY Reports Third-Quarter Results

November 1, 2016
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS

	September 30, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$727	$233
Accounts receivable, net	56,718	50,608
Prepaid expenses	3,410	7,662
Other current assets	1,028	2,508
Income taxes receivable	175	257
Deferred tax asset	—	7,717
Current assets held for sale within discontinued operations	—	65,802
Total current assets	62,058	134,787

Property and equipment:
Leasehold improvements	34,240	27,674
Computer equipment and related software	23,844	33,496
Furniture and office equipment	11,217	13,512
Capital projects in process	418	1,089
	69,719	75,771
Less: accumulated depreciation	(52,668)	(53,753)
	17,051	22,018

Other assets	6,700	509
Cash convertible notes hedges	73,869	12,632
Intangible assets, net	29,136	29,526
Long-term deferred tax asset	68,380	—
Goodwill, net	334,680	336,974
Long-term assets held for sale within discontinued operations	—	176,478

Total assets	$591,874	$712,924

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HWAY Reports Third-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2016	December 31, 2015
Current liabilities:
Accounts payable	$25,181	$21,184
Accrued salaries and benefits	15,520	7,240
Accrued liabilities	36,165	28,384
Deferred revenue	182	125
Contract billings in excess of earned revenue	587	101
Current portion of long-term debt	52,654	23,308
Current portion of long-term liabilities	8,709	6,204
Current liabilities held for sale within discontinued operations	—	75,644
Total current liabilities	138,998	162,190

Long-term debt	197,774	208,289
Long-term deferred tax liability	—	23,617
Cash conversion derivative	73,869	12,632
Other long-term liabilities	16,514	25,606

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 37,749,070 and 36,079,446 shares outstanding, respectively	37	36
Additional paid-in capital	320,079	302,488
Retained earnings (deficit)	(124,205)	9,659
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(3,135)	(4,087)
Total Healthways, Inc. stockholders' equity	164,594	279,914
Non-controlling interest	125	676
Total stockholders' equity	164,719	280,590

Total liabilities and stockholders' equity	$591,874	$712,924

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HWAY Reports Third-Quarter Results

November 1, 2016
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except earnings (loss) per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues	$125,049	$113,536	$376,065	$338,610
Cost of services (exclusive of depreciation and amortization of $1,334, $1,504, $4,548, and $4,404, respectively, included below)	89,153	78,954	269,411	236,361
Selling, general & administrative expenses	10,406	6,419	29,924	26,512
Depreciation and amortization	1,603	1,866	5,352	5,595
Restructuring and related charges	1,129	—	1,170	—

Operating income	22,758	26,297	70,208	70,142
Interest expense	4,833	4,914	13,115	13,286

Income before income taxes	17,925	21,383	57,093	56,856
Income tax expense	13,126	8,423	13,126	22,460

Net income from continuing operations	4,799	12,960	43,967	34,396
Income (loss) from discontinued operations, net of income tax expense (benefit)	51,222	(22,103)	(177,335)	(46,336)
Net income (loss)	56,021	(9,143)	(133,368)	(11,940)
Less: net income (loss) attributable to
non-controlling interest	80	(117)	496	(420)
Net income (loss) attributable to Healthways, Inc.	$55,941	$(9,026)	$(133,864)	$(11,520)

Earnings (loss) per share attributable to Healthways, Inc. - basic:
Continuing operations	$0.13	$0.36	$1.21	$0.96
Discontinued operations	$1.38	$(0.61)	$(4.88)	$(1.28)

Earnings (loss) per share attributable to Healthways, Inc. - diluted:
Continuing operations	$0.12	$0.35	$1.17	$0.93
Discontinued operations	$1.33	$(0.60)	$(4.74)	$(1.25)

Comprehensive income (loss)	$56,244	$(10,442)	$(132,264)	$(14,494)
Less: comprehensive income (loss) attributable to non-controlling interest	1	(284)	648	(582)
Comprehensive income (loss) attributable to
Healthways, Inc.	$56,243	$(10,158)	$(132,912)	$(13,912)

Weighted average common shares
and equivalents:
Basic	37,037	35,939	36,441	35,756
Diluted	38,421	36,514	37,505	36,853

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HWAY Reports Third-Quarter Results

November 1, 2016
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$43,967	$34,396
Net loss from discontinued operations	(177,335)	(46,336)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	30,319	37,099
Amortization of deferred loan costs	1,645	1,481
Amortization of debt discount	5,618	5,308
Share-based employee compensation expense	15,367	7,539
Loss on sale of MeYou Health	4,826	—
Loss on sale of TPH business	162,395	—
Equity in (income) loss from joint ventures	(271)	20,443
Deferred income taxes	(87,608)	(8,046)
Decrease in accounts receivable, net	1,837	1,828
Decrease in other current assets	5,549	558
(Decrease) increase in accounts payable	(3,698)	1,281
Decrease in accrued salaries and benefits	(10,419)	(6,518)
Decrease (increase) in other current liabilities	1,568	(7,216)
Other	19,356	(2,990)
Net cash flows provided by operating activities	13,116	38,827

Cash flows from investing activities:
Acquisition of property and equipment	(12,860)	(26,390)
Investment in joint venture	(1,298)	(6,075)
Proceeds from sale of MeYou Health	5,156	—
Payments related to sale of TPH business	(27,469)	—
Other	(787)	(851)
Net cash flows used in investing activities	(37,258)	(33,316)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	396,491	461,456
Payments of long-term debt	(385,188)	(468,334)
Exercise of stock options	8,746	2,464
Deferred loan costs	(424)	—
Proceeds from non-controlling interest	—	1,615
Repurchase of common stock	—	(1,833)
Change in cash overdraft and other	2,557	1,005
Net cash flows provided by (used in) financing activities	22,182	(3,627)

Effect of exchange rate changes on cash	817	(1,884)

Less: net decrease in discontinued operations cash and cash equivalents	(1,637)	(7)

Net increase in cash and cash equivalents	494	7

Cash and cash equivalents, beginning of period	233	516

Cash and cash equivalents, end of period	$727	$523

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HWAY Reports Third-Quarter Results

November 1, 2016

HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of Adjusted Net Income from Continuing Operations, Non-GAAP Basis and Adjusted Net Income from Continuing Operations Per Share, Non-GAAP Basis to Net Income from Continuing Operations, GAAP Basis and Net Income from Continuing Operations Per Share, GAAP Basis

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015		Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted net income from continuing operations, non-GAAP basis (1)	$11,468	$0.30	$12,960	$0.35	$50,636	$1.35	$37,096	$1.01
Net loss attributable to income tax expense related to six months ended June 30, 2016 (2)	(15,602)	(0.41)	—	—	(15,602)	(0.42)	—	—
Net income attributable to reversal of deferred tax asset valuation allowance (3)	9,615	0.25	—	—	9,615	0.25	—	—
Net loss attributable to corporate support infrastructure restructuring charges (4)	(682)	(0.02)	—	—	(682)	(0.02)	—	—
Net loss attributable to CEO separation expenses (5)	—	—	—	—	—	—	(2,700)	(0.08)
Net income from continuing operations, GAAP basis (6)	$4,799	$0.12	$12,960	$0.35	$43,967	$1.17	$34,396	$0.93

(1) Adjusted net income from continuing operations and adjusted net income from continuing operations per share are non-GAAP financial measures.  The Company excludes net loss attributable to income tax expense related to six months ended June 30, 2016, the reversal of deferred tax asset valuation allowance, corporate support infrastructure restructuring charges, and CEO separation expenses from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net income from continuing operations and adjusted net income from continuing operations per share in isolation or as a substitute for net income from continuing operations or net income from continuing operations per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss attributable to income tax expense related to six months ended June 30, 2016 totals $15,602,000 and is related to the incremental tax provision for the first half of 2016, a period in which no income tax provision was recorded as a result of off-setting tax benefits on losses from the now-discontinued operations.

(3) Net income attributable to the reversal of a deferred tax asset valuation allowance during the three months ended September 30, 2016 totals $9,615,000 and is due to a reversal of the deferred tax asset valuation allowance recorded in the fourth quarter of 2015.

(4) Net loss attributable to restructuring charges consists of pre-tax charges of $1,129,000 for the three months ended September 30, 2016 associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(5) Net loss attributable to CEO separation expenses represents the after-tax impact of expenses associated with the termination in May 2015 of our former President and Chief Executive Officer. Total pre-tax charges were $4,467,000 for the nine months ended September 30, 2015. The tax rate applied to these CEO separation expenses was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(6) Figures may not add due to rounding.
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HWAY Reports Third-Quarter Results

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HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Net Income from Continuing Operations, GAAP Basis
 (In thousands)

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015		Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
	$ in thousands	% of Revenue	$ in thousands	% of Revenue	$ in thousands	% of Revenue	$ in thousands	% of Revenue
Adjusted EBITDA from continuing operations, non-GAAP basis (7)	$26,204	21.0%	$28,163	24.8%	$77,444	20.6%	$75,737	22.4%
Business separation costs (8)	(714)		—		(714)		—
Restructuring charges (9)	(1,129)		—		(1,170)		—
EBITDA from continuing operations, non-GAAP basis (10)	24,361		28,163		75,560		75,737
Depreciation and amortization	(1,603)		(1,866)		(5,352)		(5,595)
Interest expense	(4,833)		(4,914)		(13,115)		(13,286)
Income tax expense	(13,126)		(8,423)		(13,126)		(22,460)
Net income from continuing operations, GAAP basis	$4,799		$12,960		$43,967		$34,396

(7) Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes business separation costs and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

(8) Business separation costs consists of pre-tax charges of $714,000 for the three and nine months ended September 30, 2016 related to the separation of the Network Solutions business from the TPH business.

(9) Restructuring charges consists of pre-tax charges of $1,129,000 for the three months ended September 30, 2016 and $1,170,000 for the nine months ended September 30, 2016 associated with the 2016 restructuring of corporate support infrastructure.

(10) EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

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